SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): April 19, 2005


                         Commission file number 0-14061


                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

           Kentucky                                             61-0712014
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                 15415 Shelbyville Road, Louisville, KY   40245
               (Address of principal executive offices) (Zip Code)

                                 (502) 245-2110
              (Registrant's telephone number, including area code)

                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 19, 2005, Steel Technologies Inc. issued a press release announcing its financial results for the second quarter ended March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of this section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


Item 9.01  Financial Statements and Exhibits

(c)      Exhibits

         Exhibit No.                    Description of Exhibit

             99 Press release issued by Steel Technologies on April 19, 2005, regarding the financial results for the second quarter ended March 31, 2005


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
(Registrant)







  By      /s/ Joseph P. Bellino
          -----------------------------
          Joseph P. Bellino
          Chief Financial Officer
          (Principal Financial and Chief Accounting Officer)




Dated April 19, 2005

                                   EXHIBIT 99


NEWS RELEASE


Contact: Bradford T. Ray                    Joseph P. Bellino
         Chief Executive Officer            Chief Financial Officer
         502/245-2110                       502/245-2110


        STEEL TECHNOLOGIES REPORTS RECORD QUARTERLY SALES AND NET INCOME
                                  -------------
   Second Quarter Net Income Reaches $15.4 Million or $1.17 Per Diluted Share
                                  -------------
           Company Comments on Record Sales and Financial Performance


LOUISVILLE, Ky. (April 19, 2005) - Steel Technologies Inc. (NASDAQ/NM: STTX) today reported record results for the second fiscal quarter of 2005 ended March 31, 2005. For the three months ended March 31, 2005, sales increased 55% to a record $287.0 million from $184.8 million in the same period a year ago. Net income for the quarter increased to a record $15.4 million or $1.17 per diluted share compared with net income of $6.9 million or $0.68 per diluted share in the year-earlier period on approximately 30% more weighted average diluted shares outstanding, which resulted from the Company's successful completion of a secondary stock offering of 2.9 million shares in March 2004. Results for the second quarter 2005 included an income tax benefit of approximately $0.06 per diluted share, reflecting changes in tax laws effective January 1, 2005, for the Company's Mexican operations.

     For the first six months of fiscal 2005, sales rose 71% to a record $541.0 million from $315.6 million for the same period last year. Year-to-date net income for fiscal 2005 increased to a record $29.9 million or $2.28 per diluted share from $9.3 million or $0.93 per diluted share in the first six months of fiscal 2004 on approximately 30% more weighted average shares outstanding.

     "We are pleased to report record sales and net income for the second quarter and first six months of fiscal 2005, reflecting the positive impact of a strong pricing environment and our continued focus on operational efficiencies," said Bradford T. Ray, Chairman and Chief Executive Officer.

     "In the second fiscal quarter of 2005, volume shipped was just 2.5% below the record level of the year-earlier period," commented Ray. "Demand remained solid through most of our second quarter in light of reduced automotive production levels. Overall transaction prices remain high by historic measures; however, we expect our selling prices to soften in the third quarter as a result of increased supply and a softening economic outlook.

                                     -MORE-

STTX Reports 2005 Second Quarter Results
Page 2
April 19, 2005

     "Our Mi-Tech Steel joint venture continued to experience substantial growth during the quarter," Ray continued. "Mi-Tech's sales increased 64% over year-earlier levels, fueling a significantly higher contribution to our earnings. Our joint-venture operations continue to play an important role in our North American platform that supplies automotive transplant and domestic customers.

     "During the quarter, we generated substantial cash flow through our working capital management, further strengthening our balance sheet," commented Ray. "We reduced borrowings on our bank line of credit from $90 million to $62 million, providing us with additional and sufficient capacity on our $135 million unsecured credit facility to support our strategic opportunities."

     As reported in March 2005, the Company's Board of Directors voted to increase the semi-annual dividend 50% to $0.15 per share. "We are gratified that the Company's ongoing growth positions us to increase our regular dividends so that our shareholders may participate more directly in the success of the Company," Ray added.

     A live broadcast of Steel Technologies' conference call will begin at 10:00 a.m. Eastern Time today. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue through May 19, 2005. A link to this event will be available at the Company's website.

     Steel Technologies processes flat-rolled steel to specific thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, office furniture, agriculture, railcar, construction, hardware, and consumer goods. The Company has 20 facilities, including its joint-venture operations, located throughout the United States and Mexico. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.


                                     -MORE-

STTX Reports 2005 Second Quarter Results
Page 3
April 19, 2005

                         STEEL TECHNOLOGIES INC.
                  Condensed Consolidated Balance Sheets

                                                       March 31     September 30
(In thousands)                                           2005           2004
--------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents ...................      $   8,638       $   2,273
   Trade accounts receivable, net ..............        116,473         123,546
   Inventories .................................        200,925         178,490
   Deferred income taxes .......................          2,424           2,471
   Prepaid expenses and other assets ...........          4,096           5,629
                                                      ---------       ---------
      Total current assets .....................        332,556         312,409

Property, plant and equipment, net .............        110,756         108,593

Investments in and advances to
   unconsolidated affiliates ...................         25,574          22,312

Goodwill .......................................         18,148          18,148

Other assets ...................................          2,421           1,544
                                                      ---------       ---------
                                                      $ 489,455       $ 463,006
                                                      =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................      $  86,473       $  90,859
   Accrued liabilities .........................         17,059          14,901
   Income taxes payable ........................          5,939           6,278
   Long-term debt due within one year ..........            -               -
                                                      ---------       ---------
      Total current liabilities ................        109,471         112,038

Long-term debt .................................        112,000         114,000
Deferred income taxes ..........................         18,111          18,295
Other long-term liabilities ....................          1,140             424
                                                      ---------       ---------
      Total liabilities ........................        240,722         244,757
                                                      ---------       ---------
Commitments and contingencies

 Shareholders' equity:
   Preferred stock .............................            -               -
   Common stock.................................         70,560          69,466
   Treasury stock...............................        (24,465)        (24,238)
   Additional paid-in capital ..................          5,170           5,170
   Retained earnings ...........................        202,612         174,025
   Accumulated other comprehensive loss ........         (5,144)         (6,174)
                                                      ---------       ---------
     Total shareholders' equity ................        248,733         218,249
                                                      ---------       ---------
                                                      $ 489,455       $ 463,006
                                                      =========       =========




                                     -MORE-

STTX Reports 2005 Second Quarter Results
Page 4
April 19, 2005

                             STEEL TECHNOLOGIES INC.
                   Condensed Consolidated Statements of Income

(Amounts in thousands,                 Three Months Ended     Six Months Ended
except per share results)                    March 31             March 31
--------------------------------------------------------------------------------
                                        2005       2004       2005       2004
                                      ------------------------------------------
Sales ................................ $286,958   $184,842   $540,974   $315,631
Cost of goods sold ...................  255,268    165,266    476,838    285,278
                                       --------   --------   --------  --------
      Gross profit ...................   31,690     19,576     64,136     30,353

Selling, general and
   administrative expenses ...........    9,624      8,474     19,745     15,090
Equity in net income of
   unconsolidated affiliates .........    1,746        687      3,217      1,169
                                       --------   --------   --------   --------
   Operating income ..................   23,812     11,789     47,608     16,432

Interest expense, net ................    1,330      1,047      2,509      2,059
(Gain)loss on disposals/writeoffs of
   property, plant and equipment .....      (18)        12        (18)        12
                                       --------   --------   --------   --------
   Income before income taxes ........   22,500     10,730     45,117     14,361

Provision for income taxes ...........    7,146      3,828     15,246      5,061
                                       --------   --------   --------   --------
   Net income ........................ $ 15,354   $  6,902   $ 29,871   $  9,300
                                       ========   ========   ========   ========

Diluted weighted average number of
   common shares outstanding .........   13,104     10,098     13,097     10,037
                                       ========   ========   ========   ========

Diluted earnings per common share .... $   1.17   $   0.68   $   2.28   $   0.93
                                       ========   ========   ========   ========

Basic weighted average number of
   common shares outstanding .........   12,890      9,835     12,865      9,807
                                       ========   ========   ========   ========

Basic earnings per common share ...... $   1.19   $   0.70   $   2.32   $   0.95
                                       ========   ========   ========   ========

Cash dividends per common share ...... $    -     $    -     $   0.10   $   0.10
                                       ========   ========   ========   ========


                                      -END-